As Filed With the Securities and Exchange Commission on April 15 , 2005

SEC File 333-122039

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 2

FORM SB-2/A

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

TRITON RESOURCES, INC.
(Name of Small Business Issuer in its Charter)

Nevada	1000	20-1147435
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

7363 146 A Street
Surrey, British Columbia
CANADA, V3S 8Y8
(604) 599-8799
(Address and telephone number of principal executive offices and principal place of business)

Agent for Service: Perry Augustson, President Triton Resources, Inc. 7363 146 A Street Surrey, British Columbia CANADA, V3S 8Y8 Telephone: (604) 599-8799 Fax: (604) 599-8796	With a Copy To: Joseph I. Emas 1224 Washington Avenue Miami Beach, Florida 33139 Telephone: (305) 531-1174 Fax: (305) 531-1274

Approximate Date of Proposed Sale to the Public:
As soon as practicable and from time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box	[X]
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box	[ ]
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box	[ ]
If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box	[ ]
If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box	[ ]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount to be registered	Dollar Amount To Be Registered	Proposed Maximum Offering Price per Unit[1]	Proposed Maximum Aggregate Offering Price[2]	Amount of Registration Fee [3]
Common Stock	2,400,000	$120,000.00	$0.05	$120,000.00	$14.12

[1] Based on the last sales price on October 25, 2004.
[2] Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.
[3] Calculated by Modern EDGAR Link v8.8.e software program with fee rate table as of December 13, 2004 pursuant to Rule 457.

No exchange of over-the-counter market exists for our common stock. The average price paid for our common stock was $0.014.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Commission, acting pursuant to section 8(a), may determine.

Subject to Completion
Dated April 15, 2005

Prospectus

TRITON RESOURCES, CORP.

2,400,000 Shares of Common Stock

The selling shareholders named in this prospectus are offering all of our shares of common stock through this prospectus. We will not receive any proceeds from this offering.

We are a startup exploration stage company without operations.

Our common stock is not presently traded on any market or securities exchange. The selling shareholders are required to sell our shares at $0.05 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices.

This investment involves a high degree of risk see "Risk Factors" on page 7.

Information contained herein is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This registration statement shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Neither the United States Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. The SEC has not made any recommendations that you buy or not buy the shares. Any representation to the contrary is a criminal offense.

Table of Contents

Prospectus Summary 4

Risk Factors 7

If we do not obtain additional financing, our business plan will fail. 7

Our failure to make required payments or expenditures could cause us to lose title to the mineral claims. 7

Because we have only recently commenced business operations, we face a high risk of business failure and this could result in a total loss of your investment. 7

Because we have only recently commenced business operations, we expect to incur operating losses for the foreseeable future. 7

If we do not find a joint venture partner for the continued development of our mineral claim, we may not be able to advance exploration work. 8

Because our management has no experience in the mineral exploration business we may make mistakes and this could cause our business to fail. 8

Because our sole director and officer owns the majority of our company's common stock, he has the ability to override the interests of the other stockholders. 8

Because of the speculative nature of mineral property exploration, there is substantial risk that no commercially viable gold deposits will be found and our business will fail. 8

Because of the inherent dangers involved in gold exploration, there is a risk that we may incur liability or damages as we conduct our business. 8

Because access to our mineral claim is often restricted by inclement weather, we will be delayed in our exploration and any future mining efforts. 8

As we undertake exploration of our mineral claim, we will be subject to compliance of government regulation that may increase the anticipated time and cost of our exploration program. 9

If we do not obtain clear title to the mineral claim, our business may fail. 9

Because market factors in the mining business are out of our control, we may not be able to market any minerals that may be found. 9

Because we hold a significant portion of our cash reserves in Canadian dollars, we may experience losses due to foreign exchange translations. 9

Our auditors have expressed substantial doubt about our ability to continue as a going concern. 9

There is no liquidity and no established public market for our common stock and it may prove impossible to sell your shares. 9

If the selling shareholders sell a large number of shares all at once or in blocks, the value of our shares would most likely decline. 10

Our common stock is subject to the "penny stock" rules of the SEC and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock. 10

Use of Proceeds 11

Determination of Offering Price 11

Dilution 11

Selling Shareholders 12

Plan of Distribution 17

Legal Proceedings 19

Directors, Executive Officers, Promoters and Control Persons 20

Security Ownership of Certain Beneficial Owners and Management 21

Description of Securities 22

Interest of Named Experts and Counsel 24

Disclosure of Commission Position of Indemnification for Securities Act Liabilities 25

Organization Within Last Five Years 26

Description of Business 27

Management's Discussion and Analysis 31

Description of Property 36

Certain Relationships and Related Transactions 37

Market for Common Equity and Related Stockholder Matters 38

Executive Compensation 40

Financial Statements 41

Changes In and Disagreements With Accountants on Accounting and Financial Disclosure 52

Available Information 53

Prospectus Summary

The following summary is a shortened version of more detailed information, exhibits and financial statements appearing elsewhere in this prospectus. Prospective investors are urged to read this prospectus in its entirety.

We are a startup exploration stage company without operations and we are in the business of gold exploration. There is no assurance that a commercially viable deposit exists on our mineral claim. Exploration will be required before a final evaluation as to the economic and legal feasibility of our mineral claim is determined.

On July 5, 2004 we acquired a 1236 acre mineral claim from Decoors Mining Corp. for $2,262. Our President was introduced to prospector Peter Burjoski who normally resides in Atlin, British Columbia, during the Summer of 2004. After several meetings in Vancouver, British Columbia, Canada our President decided that we would purchase the 1236 acre mineral claim from Mr. Burjoski's company Decoors Mining Corp. based on representations made by Mr. Burjoski that the claim had the potential to host valuable minerals. Transfer of the claim from Decoors Mining Corp. to our President took place on July 5, 2004 at the Gold Commissioner's office in Vancouver, British Columbia, Canada following execution of a Property Agreement. Mr. Burjoski introduced us to our consulting geologist, Erik A. Ostensoe in the Fall of 2004. There is no affiliation between Mr. Augustson and Mr. Burjoski.

Under the British Columbia Mineral Tenure Act, title to British Columbia mineral claims can only be held by individuals or British Columbia corporations. Because of this regulation, our President is holding the mineral claim in trust for us until we can determine whether there are commercially viable gold deposits on our claim. If we determine that there are commercially viable gold deposit on our claim we will incorporate a British Columbia subsidiary to hold title to the claim and our President will transfer the mineral claim to the subsidiary. The transfer will be at no cost to us other than the costs associated with the incorporation of the British Columbia subsidiary.

The mineral claim is newly staked and located at Mount O'Keefe, south of the O'Donnel River, Atlin Mining Division, British Columbia. The name of the mineral claim is GB 6 and the name of the local area is know as “Gold Bottom Creek” and “Mount O'Keefe”. Our consulting geologist has written a report and provided us with recommendations of how we should explore our claim. The potential economic significance of the mineral claim is that according to our consulting geologist's report, placer gold has been recovered from nearby streams and ultramafic rocks (rocks that are rich in iron and magnesium content) as well as very strong concentrations of mercury and arsenic have been explored in the area of Gold Bottom Creek. These findings together indicate there is potential to locate gold in the area and this area has been largely unexplored.

To our knowledge no one has been on our mineral claim other than Mr. Burjoski, the prospector who staked the claim.

The claim is remote and is best accessed by helicopter from the town of Atlin, British Columbia. There is no electrical power that can be utilized on the property other than electrical power that can be provided by gas or diesel generators that we would bring on site. We have not commenced any work on the property.

Perry Augustson is our sole director and officer and has no previous experience in mineral exploration or operating a mining company. Mr. Augustson owns 56% of our outstanding common stock. Since Mr. Augustson owns a majority of our outstanding shares and he is the sole director and officer of our company he has the ability to elect directors and control the future course of our company. Investors may find the the corporate decisions influenced by Mr. Augustson are inconsistent with the interests of other stockholders.

Our objective is to conduct exploration activities on our mineral claim to assess whether the claim possesses any commercially viable gold deposits. Until we can validate otherwise, the claim is without known reserves and we are planning a three phase program to explore our claim. Access to the claim is restricted to the period of June 1 to October 15 of each year due to snow in the area. This means that our exploration activities are limited to a period of about four and a half months per year. We will explore our claim between June 1, 2005 and October 15, 2005 and our goal is to complete our first two phases of exploration within this period. The following table summarizes the three phases of our anticipated exploration program.

Phase Number	Planned Exploration Activities	Time table
Phase One	Identify favorable rock formations	Between June 1, 2005 to June 30, 2005
Phase Two	Confirm metal values via hand drilling	Between August 1, 2005 to October 15, 2005
Phase Three	Geophysical surveys followed by drilling	Between June 1, 2006 to October 15, 2006

If our exploration activities indicate that there are no commercially viable gold deposits on our GB 6 claim we will abandon the claim and stake a new claim to explore in British Columbia. As of January 12, 2005 we are able to stake claims online via the Internet with the Mineral Titles Online service operated by the government of British Columbia. We will continue to stake an explore claims in British Columbia as long as we can afford to do so.

To date we have raised $73,000 via three offerings completed in June 2004, July 2004 and October 2004. The following table summarizes the date of offering, the price per share paid, the number of shares sold and the amount raised for these three offerings.

Closing Date of Offering	Price Per Share Paid	Number of Shares Sold	Amount Raised
June 2004	$0.001	3,000,000	$3,000
July 2004	$0.01	1,250,000	$12,500
October 2004	$0.05	1,150,000	$57,500

We have no revenues, have achieved losses since inception, have no operations, have been issued a going concern opinion by our auditors and rely upon the sale of our securities to fund operations. We have considerable amount of our funds deposited in Canadian dollars and as a result of the recent US dollar decline we have experienced foreign exchange translation gains of $2,230 as of January 31, 2005.

Name, Address, and Telephone Number of Registrant

Triton Resources, Inc.
7363 146 A St.
Surrey, B.C.
Canada, V3S 8Y8

Tel: (604) 599-8799

The Offering

Securities Offered	Being up to 2,400,000 shares of common stock. The shares of common stock are being offered by selling shareholders and not our company.
Offering Price

The selling shareholders will sell our shares at $0.05 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiate prices. We determined this offering price arbitrarily based upon the last sale of our common stock to investors.

Terms of the Offering

The selling shareholders will determine when and how they sell the common stock offered in this prospectus. We will cover the expenses associated with the offering which we estimate to be $14,420. Refer to “Plan of Distribution”.

Termination of the Offering	The offering will conclude when all of the 2,400,000 shares of common stock have been sold, the shares no longer need to be registered to be sold or we decide to terminate the registration of shares.
Securities Issued And to be Issued	5,400,000 shares of our common stock are issued and outstanding as of the date of this prospectus. All of the common stock to be sold under this prospectus will be sold by existing shareholders.
Use of Proceeds

We will not receive any proceeds from the sale of the common stock by the selling shareholders. The funds that we raised through the sale of our common stock were used to cover administrative and professional fees such as accounting, legal, geologist, technical writing, printing and filing costs.

Summary Financial Information

The tables and information below are derived from our unaudited financial statements of the three months ended January 31, 2005 and our audited financial statements of the year-ended October 31, 2004. We have working capital of $61,968 as at January 31, 2005.

Financial Summary	January 31, 2005 $	October 31, 2004 $
Cash	64,207	73,261
Total Assets	64,218	73,261
Total Liabilities	2,250	4,332
Total Liabilities and Stockholder's Equity	64,218	73,261

Statement of Operations	Accumulated From May 18, 2004 (Date of Inception) to January 31, 2005 $	Three months ended January 31, 2005 $	From May 18, 2004 (Date of Inception) to October 31, 2004 $
Revenue	−	−	−
Net Loss For the Period	(20,327)	(8,481)	(11,846)
Comprehensive Loss	(18,057)	(9,211)	(8,846)
Net Loss per Share		−	−

The book value of our company's outstanding common stock is $0.01 per share as at January 31, 2005.

Risk Factors

An investment in our common stock involves a number of very significant risks. You should carefully consider the following known material risks and uncertainties in addition to other information in this prospectus in evaluating our company and its business before purchasing shares of our company's common stock. Our business, operating results and financial condition could be seriously harmed due to any of the following known material risks. The risks described below are not the only ones facing our company. Additional risks not presently known to us may also impair our business operations. You could lose all or part of your investment due to any of these risks.

If we do not obtain additional financing, our business plan will fail.

Our current operating funds are estimated to be sufficient to complete our first two phases of our exploration program on our GB 6 mineral claim. However, we will need to obtain additional financing in order to complete our business plan. Our business plan calls for significant expenses in connection with the exploration of our mineral claims. We have not made arrangements to secure any additional financing.

Our failure to make required payments or expenditures could cause us to lose title to the mineral claims.

In order to retain title to the claims, in the Province of British Columbia, the recorded holder of a mineral claim shall perform, or have performed, exploration and development work on the claim to a value of CDN$100 a year per unit plus a CDN$10 recording fee per claim unit. Our 1236 acre GB 6 mineral claim is equal to 20 claim units. A statement of work must be on or before the anniversary date of the claim. The anniversary date for our claim is June 20, 2005. This means that for our 20 unit mineral claim we will need to spend CDN$2,200 on valid exploration work and recording fees on our GB 6 mineral claim in total to keep the claim in good standing with the Province of British Columbia. Alternately, we may make annual payments in lieu of work to the Province of British Columbia of CDN$100 per unit plus a CDN$10 recording fee per unit, or CDN$2,200 in total for our 20 unit mineral claim annually, in order to keep the claim in good standing with the Province of British Columbia. If we fail to make any of the required payments, we could lose title to the claim and you could lose all or part of your investment in this offering.

Because we have only recently commenced business operations, we face a high risk of business failure and this could result in a total loss of your investment.

We have not begun the initial stages of exploration of our mineral claim, and thus have no way to evaluate the likelihood whether we will be able to operate our business successfully. We were incorporated on May 18, 2004 and to date have been involved primarily in organizational activities, obtaining financing and purchasing our mineral claim. We have not earned any revenues and we have never achieved profitability as of the date of this prospectus. Potential investors should be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such enterprises. The likelihood of success must be considered in the light of problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral properties that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to exploration and additional costs and expenses that may exceed current estimates. We have no history upon which to base any assumption as to the likelihood that our business will prove successful, and we can provide no assurance to investors that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks our business will likely fail and you will lose your entire investment in this offering.

Because we have only recently commenced business operations, we expect to incur operating losses for the foreseeable future.

We have never earned any revenues and we have never been profitable. Prior to completing exploration on our GB 6 mineral claim, we may incur increased operating expenses without realizing any revenues from our claim, this could cause us to fail and you will lose your entire investment in this offering.

If we do not find a joint venture partner for the continued development of our mineral claim, we may not be able to advance exploration work.

If the results of our Phase One exploration program is successful, we may try to enter a joint venture agreement with a partner for the further exploration and possible production of our GB 6 claim. We would face competition from other junior mineral resource exploration companies who have properties that they deem to be attractive in terms of potential return and investment cost. In addition, if we entered into a joint venture agreement, we would likely assign a percentage of our interest in the GB 6 claim to the joint venture partner. If we are unable to enter into a joint venture agreement with a partner, we may fail and you may lose your entire investment in this offering.

Because our management has no experience in the mineral exploration business we may make mistakes and this could cause our business to fail.

Our President has no previous experience operating an exploration or a mining company and because of this lack of experience he may make mistakes. Our management lacks the technical training and experience with exploring for, starting, or operating a mine. With no direct training or experience in these areas our management may not be fully aware of the many specific requirements related to working in this industry. Our management's decisions and choices may not take into account standard engineering or managerial approaches mineral exploration companies commonly use. Consequently, our operations, earnings, and ultimate financial success could suffer irreparable harm due to our management's lack of experience in this industry.

Because our sole director and officer owns the majority of our company's common stock, he has the ability to override the interests of the other stockholders.

Our President owns 56% of our outstanding common stock and serves as our sole director. Investors may find the corporate decisions influenced by our President are inconsistent with the interests of other stockholders.

Because of the speculative nature of mineral property exploration, there is substantial risk that no commercially viable gold deposits will be found and our business will fail.

Exploration for gold is a speculative venture involving substantial risk. We can provide investors with no assurance that our GB 6 mineral claim contains commercially viable gold deposits. The exploration program that we will conduct on our claim may not result in the discovery of commercial viable gold deposits. Problems such as unusual and unexpected rock formations and other conditions are involved in gold exploration often result in unsuccessful exploration efforts. In such a case, we may be unable to complete our business plan and you could lose your entire investment in this offering.

Because of the inherent dangers involved in gold exploration, there is a risk that we may incur liability or damages as we conduct our business.

The search for gold involves numerous hazards. As a result, we may become subject to liability for such hazards, including pollution, cave-ins and other hazards against which we cannot insure or against which we may elect not to insure. We currently have no such insurance nor do we expect to get such insurance for the foreseeable future. If a hazard were to occur, the costs of rectifying the hazard may exceed our asset value and cause us to liquidate all our assets resulting in the loss of your entire investment in this offering.

Because access to our mineral claim is often restricted by inclement weather, we will be delayed in our exploration and any future mining efforts.

Access to our GB 6 mineral claim is restricted to the period between June 1 and October 15 of each year due to snow in the area. As a result, any attempts to visit, test, or explore the property are largely limited to these few months of the year when weather permits such activities. These limitations can result in significant delays in exploration efforts, as well as mining and production in the event that commercial amounts of minerals are found. Such delays can result in our inability to meet deadlines for exploration expenditures as defined by the Province of British Columbia. This could cause our business venture to fail and the loss of your entire investment in this offering unless we can meet deadlines.

As we undertake exploration of our mineral claim, we will be subject to compliance of government regulation that may increase the anticipated time and cost of our exploration program.

There are several governmental regulations that materially restrict the exploration of minerals. We will be subject to the mining laws and regulations as contained in the Mineral Tenure Act of the Province of British Columbia as we carry out our exploration program. We may be required to obtain work permits, post bonds and perform remediation work for any physical disturbance to the land in order to comply with these regulations. While our planned exploration program budgets for regulatory compliance, there is a risk that new regulations could increase our time and costs of doing business and prevent us from carrying out our exploration program.

If we do not obtain clear title to the mineral claim, our business may fail.

Under British Columbia law, title to British Columbia mineral claim can only be held by individuals or British Columbia corporations. Since we are a Nevada corporation we are not legally allowed to hold claims in British Columbia. Our mineral claim is being held in trust for us by our President as he is an individual. If we confirm economically viable deposits of gold on our mineral claim we will incorporate a British Columbia subsidiary to hold title the mineral claim and our President will transfer the claim to the subsidiary. Until we can confirm viable gold deposits, our President is holding the claim in trust for us by means of a trust agreement. However, there could be situations such as the death of our President that could prevent us from obtaining clear title to the mineral claim. If we are unable to obtain clear title to the mineral claim our business will likely fail and you will lose your entire investment in this offering.

Because market factors in the mining business are out of our control, we may not be able to market any minerals that may be found.

The mining industry, in general, is intensely competitive and we can provide no assurance to investors even if gold is discovered that a ready market will exist from the sale of any gold found. Numerous factors beyond our control may affect the marketability of gold. These factors include market fluctuations, the proximity and capacity of natural resource markets and processing equipment, government regulations, including regulations relating to prices, taxes, royalties, land tenure, land use, importing and exporting of minerals and environmental protection. The exact effect of these factors cannot be accurately predicted, but the combination of these factors may result in our not receiving an adequate return on invested capital and you may lose your entire investment in this offering.

Because we hold a significant portion of our cash reserves in Canadian dollars, we may experience losses due to foreign exchange translations.

We hold a significant portion of our cash reserves in Canadian dollars. Due to foreign exchange rate fluctuations, the value of these Canadian dollar reserves can result in both translation gains or losses in US dollar terms. If there was to be a significant decline in the Canadian dollar versus the US Dollar our US dollar cash position would also significantly decline. We have not entered into derivative instruments to offset the impact of foreign exchange fluctuations. Such foreign exchange declines could cause us to experience losses.

Our auditors have expressed substantial doubt about our ability to continue as a going concern.

The accompanying financial statements have been prepared assuming that we will continue as a going concern. As discussed in Note 1 to the financial statements, we were recently incorporated on May 18, 2004, and we do not have a history of earnings, and as a result, our auditors have expressed substantial doubt about our ability to continue as a going concern. Continued operations are dependent on our ability to complete equity or debt financings or generate profitable operations. Such financings may not be available or may not be available on reasonable terms. Our financial statements do not include any adjustments that may result from the outcome of this uncertainty.

There is no liquidity and no established public market for our common stock and it may prove impossible to sell your shares.

There is presently no public market in our shares. While we intend to contact an authorized OTC Bulletin Board market maker for sponsorship of our securities, we cannot guarantee that such sponsorship will be approved and our stock listed and quoted for sale. Even if our shares are quoted for sale, buyers may be insufficient in numbers to allow for a robust market, it may prove impossible to sell your shares.

If the selling shareholders sell a large number of shares all at once or in blocks, the value of our shares would most likely decline.

The selling shareholders are offering 2,400,000 shares of our common stock through this prospectus. They must sell these shares at a fixed price of $0.05 until such time as they are quoted on the OTC Bulletin Board or other quotation system or stock exchange. Our common stock is presently not traded on any market or securities exchange, but should a market develop, shares sold at a price below the current market price at which the common stock is trading will cause that market price to decline. Moreover, the offer or sale of large numbers of shares at any price may cause the market price to fall. The outstanding shares of common stock covered by this prospectus represent approximately 44% of the common shares currently outstanding.

Our common stock is subject to the "penny stock" rules of the SEC and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

  that a broker or dealer approve a person's account for transactions in penny stocks; and

  the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

  obtain financial information and investment experience objectives of the person; and

  make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form:

  sets forth the basis on which the broker or dealer made the suitability determination; and

  that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Use of Proceeds

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

Determination of Offering Price

The selling shareholders are required to sell our shares at $0.05 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices.

Dilution

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

Selling Shareholders

The selling shareholders named in this prospectus are offering all of the 2,400,000 shares of the common stock offered through this prospectus. The shares include 1,250,000 shares of our common stock that selling shareholders acquired from us in two offerings that were exempt from registration under Regulation S of the Securities Act of 1933 and completed on July 4, 2004 and 1,150,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and completed on October 25, 2004.

The shares were sold solely by our President to his close friends and close business associates under exemptions provided in Canada. There was no private placement agent or others who were involved in placing the shares with the selling shareholders.

The following table provides as of the date of this prospectus information regarding the beneficial ownership our our common stock held by each of the selling shareholders, including:

  the number of shares owned by each before the offering

  the total number of shares that are to be offered for each the total number of shares that will be owned by each upon completion of the offering; and

  the percentage owned by each upon completion of the offering.

Name of Selling Shareholder	Shares Owned Before the Offering	Total Number of Shares to be Offered for the Security Holder's Account	Total Shares Owned After the Offering is Complete	Percentage of Shares Owned After the Offering is Complete
Lloyd Alex 4515 48 St. Camrose, AB Canada	50,000	50,000	Nil	Nil
Murray Anderson 1902-1755 Haro St. Vancouver, BC Canada	25,000	25,000	Nil	Nil
David Augustson[1] 6608 88 Ave. Edmonton, AB Canada	50,000	50,000	Nil	Nil
Kelly Augustson[2] 502-1819 Pendrell St. Vancouver, BC Canada	20,000	20,000	Nil	Nil
Murray Augustson[3] 211-15110 108 Ave. Surrey, BC Canada	250,000	250,000	Nil	Nil
Nels Augustson[4] 31 Braeside Cres. Sherwood Park, AB Canada	50,000	50,000	Nil	Nil
Jason Barnard[5] 1207-1755 Haro St. Vancouver, BC Canada	250,000	250,000	Nil	Nil
James Barrie 18438 63 A Ave. Surrey, BC Canada	50,000	50,000	Nil	Nil
Sarbjit Basrai 10936 130 St. Surrey, BC Canada	50,000	50,000	Nil	Nil
Doug Bodie 6243 167 St. Surrey, BC Canada	50,000	50,000	Nil	Nil
Greta Boulet 14180 108 Ave. Surrey, BC Canada	10,000	10,000	Nil	Nil
Alexander Caskey PO Box 57 Bruderheim, AB Canada	50,000	50,000	Nil	Nil
Jeff Day 8454 170 Street Surrey, BC Canada	250,000	250,000	Nil	Nil
Chris Estrada 102-9128 152 St. Surrey, BC Canada	10,000	10,000	Nil	Nil
James Ferris 2422 125 St. Surrey, BC Canada	50,000	50,000	Nil	Nil
Shari Holley 2001-1088 Quebec St. Vancouver, BC Canada	25,000	25,000	Nil	Nil
Gerald Hutchinson 6606 Wade Rd. North Delta, BC Canada	40,000	40,000	Nil	Nil
Jerry Kimura 9460 161 St. Surrey, BC Canada	50,000	50,000	Nil	Nil
Ken Koskoski 97 English Bluff Rd. Delta, BC Canada	50,000	50,000	Nil	Nil
Alan Krumm 14180 108 Ave. Surrey, BC Canada	10,000	10,000	Nil	Nil
Glenn LaHay 1081 Martin St. White Rock, BC Canada	50,000	50,000	Nil	Nil
Darrin Lane[6] 16936 61 Ave. Surrey, BC Canada	50,000	50,000	Nil	Nil
Roxanne Lane[6] 16936 61 Ave. Surrey, BC Canada	50,000	50,000	Nil	Nil
Colleen Lormand[5] 1207-1755 Haro St. Vancouver, BC Canada	25,000	25,000	Nil	Nil
Karen McKenzie 103-1168 Hamilton St. Vancouver, BC Canada	25,000	25,000	Nil	Nil
James McNeill 9019 207 B St. Langley, BC Canada	50,000	50,000	Nil	Nil
Clair Nygard 13209 Coulthard St. Surrey, BC Canada	50,000	50,000	Nil	Nil
Jeanne Olson Site 2 Box 13 RR1 Sexsmith, AB Canada	50,000	50,000	Nil	Nil
Edward Prochnau 21056 Township Rd. Ft. Saskatchewan, AB Canada	50,000	50,000	Nil	Nil
Renato Rizzo 7574 150 A St. Surrey, BC Canada	50,000	50,000	Nil	Nil
Darcy Robinson 18246 66 A Ave. Surrey, BC Canada	250,000	250,000	Nil	Nil
Daryl Sanderson 8663 143 St. Surrey, BC Canada	50,000	50,000	Nil	Nil
Frank Scott 7369 146 A Street Surrey, BC Canada	250,000	250,000	Nil	Nil
Lenora Sorenson 15-2355 Marshall Rd. Kelowna, BC Canada	10,000	10,000	Nil	Nil

Total	2,400,000	2,400,000

Footnotes:

  David Augustson, the owner of 50,000 shares of our common stock, is the cousin of Perry Augustson, our Sole Director and President. Additionally, David Augustson is the adult son of Nels Augustson. Each of these shareholders has no beneficial interest in the other party's respective holdings.

  Kelly Augustson, the owner of 20,000 shares of our common stock, is the adult daughter of Perry Augustson, our Sole Director and President. Each of these shareholders has no beneficial interest in the other party's respective holdings.

  Murray Augustson, the owner of 250,000 shares of our common stock, is the brother of Perry Augustson, our Sole Director and President. Each of these shareholders has no beneficial interest in the other party's respective holdings.

  Nels Augustson, the owner of 250,000 shares of our common stock, is the uncle of Perry Augustson, our Sole Director and President. Additionally, Nels Augustson is the father of David Augustson[1]. Each of these shareholders has no beneficial interest in the other party's respective holdings.

  Jason Barnard, the owner of 250,000 shares of our common stock, is the adult son of Colleen Lormand, the owner of 25,000 shares of our common stock. Each of these shareholders has no beneficial interest in the other party's respective holdings.

  Darrin Lane, the owner of 50,000 shares of our common stock, is the husband of Roxanne Lane, the owner of 50,000 shares of our common stock. As such, beneficial ownership of each such party may be attributed to the other party.

Other than detailed in the footnotes above, we are not aware of any family relationships among selling shareholders.

Except as indicated above, the named shareholders beneficially own and have sole voting and investment power over all shares or rights to these shares. The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold. There percentages are based on 5,400,000 shares of common stock outstanding on the date of this prospectus. The selling shareholders named in this prospectus are offering a total of 2,400,000 shares of common stock which represents 44% of our outstanding common stock on the date of this prospectus.

Except as indicated above, none of the selling shareholders or their beneficial owners:

  has attributed beneficial ownership to any other selling shareholder as far as we are aware;

  has attributed beneficial ownership to any member of our management;

  has had a material relationship with us other than as a shareholder at any time within the past three years;

  has ever been one of our officers or directors; or

  are broker-dealers or affiliates of broker-dealers.

Plan of Distribution

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions:

  On such public markets or exchanges as the common stock may from time to time be trading;

  In privately negotiated transactions;

  Through the writing of options on the common stock;

  In short sales; or

  In any combination of these methods of distribution.

No public market currently exists for our shares of common stock. We intend to contact an authorized OTC Bulletin Board market maker for sponsorship of our securities on the OTC Bulletin Board. The OTC Bulletin Board is a securities market but should not be confused with the NASDAQ market. OTC Bulletin Board companies are subject to far less restrictions and regulations than are companies traded on the NASDAQ market. However there is no assurance that we can be traded on the OTC Bulletin Board and the NASD, which regulates the OTC Bulletin Board, has applied to the SEC to allow additional restrictions and requirements upon the part of OTC Bulletin Board securities. We currently do not meet either the existing requirements or the proposed additional restrictions and requirements of the OTC Bulletin Board, and we cannot assure you that we will ever meet these requirements.

The selling shareholders are required to sell our shares at $0.05 per share until our shares are quoted on the OTC Bulletin Board. Thereafter, the sales price offered by the selling shareholders to the public may be:

  The market price prevailing at the time of sale;

  A price related to such prevailing market price; or

  Such other price as the selling shareholders determine from time to time.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144. A description of the selling limitations defined by Rule 144 can be located on page 38 of this prospectus.

The selling shareholders may also sell their shares directly to market makers acting as principals or brokers or dealers, who may act as agent or acquire the common stock as a principal. Any broker or dealer participating in such transactions as agent may receive a commission from the selling shareholders, or, if they act as agent for the purchaser of such common stock, from such purchaser. The selling shareholders will likely pay the usual and customary brokerage fees for such services. Brokers or dealers may agree with the selling shareholders to sell a specified number of shares at a stipulated price per share and, to the extent such broker or dealer is unable to do so acting as agent for the selling shareholders, to purchase, as principal, any unsold shares at the price required to fulfill the respective broker's or dealer’s commitment to the selling shareholders. Brokers or dealers who acquire shares as principals may thereafter resell such shares from time to time in transactions in a market or on an exchange, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices, and in connection with such re-sales may pay or receive commissions to or from the purchasers of such shares. These transactions may involve cross and block transactions that may involve sales to and through other brokers or dealers. If applicable, the selling shareholders may distribute shares to one or more of their partners who are unaffiliated with us. Such partners may, in turn, distribute such shares as described above. We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

If our selling shareholders enter into arrangements with brokers or dealers, as described above, we are obligated to file a post-effective amendment to this registration statement disclosing such arrangements, including the names of any broker dealers acting as underwriters.

We are bearing all costs relating to the registration of the common stock. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act and the Securities Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

  Not engage in any stabilization activities in connection with our common stock;

  Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

  Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.

Penny Stock Rules

The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stock for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his or her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in our company will be subject to rules 15g-1 through 15g-10 of the Securities and Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which:

  contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

  contains a description of the broker's or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements;

  contains a brief, clear, narrative description of a dealer market, including “bid” and “ask” prices for penny stocks and the significance of the spread between the bid and ask price;

  contains a toll-free telephone number for inquiries on disciplinary actions;

  defines significant terms in the disclosure document or in the conduct of trading penny stocks; and

  contains such other information and is in such form (including language, type, size, and format) as the Commission shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer:

  with bid and offer quotations for the penny stock;

  the compensation of the broker-dealer and its salesperson in the transaction;

  the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

  monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

Regulation M

During such time as we may be engaged in a distribution of any of the shares we are registering by this registration statement, we are required to comply with Regulation M. In general, Regulation M precludes any selling security holder, any affiliated purchasers and any broker-dealer or other person who participates in a distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M defines a “distribution” as an offering of securities that is distinguished from ordinary trading activities by the magnitude of the offering and the presence of special selling efforts and selling methods. Regulation M also defines a “distribution participant” as an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate or who is participating in a distribution.

Regulation M under the Exchange Act prohibits, with certain exceptions, participants in a distribution from bidding for or purchasing, for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution. Regulation M also governs bids and purchases made in order to stabilize the price of a security in connection with a distribution of the security. We have informed the selling shareholders that the anti-manipulation provisions of Regulation M may apply to the sales of their shares offered by this prospectus, and we have also advised the selling shareholders of the requirements for delivery of this prospectus in connection with any sales of the common stock offered by this prospectus.

Legal Proceedings

We have no legal proceedings that have been or are currently being undertaken for or against us nor are any contemplated.

Directors, Executive Officers, Promoters and Control Persons

The sole Director and Officer currently serving our Company is as follows:

Name	Age	Positions Held and Tenure
Perry Augustson	56	President, Chief Financial Officer and Director since May 18, 2004

The sole Director named above will serve until the next annual meeting of the stockholders. Thereafter, directors will be elected for one-year terms at the annual stockholders' meeting. Officers will hold their positions at the pleasure of the board of directors, absent any employment agreement, of which none currently exists or is contemplated.

Biographical information

Perry Augustson

Mr. Augustson has acted as our sole Director and Officer since our inception on May 18, 2004. From March 1964 to March 1999, Mr. Augustson was employed by Canada Safeway Ltd. Canada Safeway Ltd. is a retail supermarket chain in western Canada. Mr. Augustson held various positions during his 35 years at Canada Safeway Ltd., beginning as a entry level employee and progressing to a district manager from 1989 to 1999. Mr. Augustson left retirement to become our sole Director and Officer and he dedicates approximately 20 hours per week to our business.

Significant Employees and Consultants

We have no significant employees other than Mr. Augustson who is our sole Director and Officer. For our accounting requirements we utilize the consulting services of Lancaster & David, Chartered Accountants of Vancouver, Canada to prepare our financial statements in accordance with accounting principles generally accepted in the United States from our bank statements and invoices.

Conflicts of Interest

Though Mr. Augustson does not work with any other business other than ours, he may in the future. We do not have any written procedures in place to address conflicts of interest that may arise between our business and the future business activities of Mr. Augustson.

Audit Committee Financial Expert

We do not have a financial expert serving on an audit committee. We do not have an audit committee because we are a start-up exploration company and have no revenue.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of the date of this registration statement, the number of shares of Common Stock owned of record and beneficially by executive officers, directors and persons who hold 5% or more of the outstanding common stock of our company.

Title of Class	Name and Address of Beneficial Owner	Number of Shares Owned Beneficially	Percent of Class Owned Prior To This Offering
Common Stock	Perry Augustson President, Principal Financial Officer, Principal Accounting Officer and Director 7363 146 A St. Surrey, BC Canada	3,000,000	56%

Title of Class	Security Ownership of Management	Number of Shares Owned Beneficially	Percent of Class Owned Prior To This Offering
Common Stock	All executive officers and directors as a group	3,000,000	56%

The percent of class is based on 5,400,000 of common stock issued and outstanding as of January 31, 2005.

The person listed is the sole Director and Officer of our company and has full voting and investment power with respect to the shares indicated. Under the rules of the Securities and Exchange Commission, a person (or a group of persons) is deemed to be a "beneficial owner" of a security if he or she, directly or indirectly, has or shares power to vote or to direct the voting of such security. Accordingly, more than one person may be deemed to be a beneficial owner of the same security. A person is also deemed to be a beneficial owner of any security, which that person has the right to acquire within 60 days, such as options or warrants to purchase our common stock.

Description of Securities

General

Our authorized capital stock consists of 75,000,000 shares of common stock at a par value of $0.001 per share.

Common Stock

As at the date of this prospectus, 5,400,000 shares of common stock are issued and outstanding and held by 35 shareholders of record. In the opinion of our securities lawyer, all of this common stock has been validly issued, is fully paid and is non-assessable.

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of a majority of shares of common stock issued and outstanding, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate prorata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of our common stock have no preemptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

As of the date of this prospectus, there is no preferred stock issued or authorized.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Warrants

As of the date of this prospectus, there are no outstanding warrants to purchase our securities. We may, however, issue warrants to purchase our securities in the future.

Options

As of the date of this prospectus, there are no options to purchase our securities outstanding. We may, however, in the future grant such options and/or establish an incentive stock option plan for our directors, employees and consultants.

Convertible Securities

As of the date of this prospectus, we have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock. We may, however, issue such convertible or exchangeable securities in the future.

Nevada Anti-Takeover Laws

The provisions of the Nevada Revised Statutes (NRS) sections 78.378 to 78.3793 apply to any acquisition of a controlling interest in an certain type of Nevada corporation known as an “Issuing Corporation”, unless the articles of incorporation or bylaws of the corporation in effect the tenth day following the acquisition of a controlling interest by an acquiring person provide that the provisions of those sections do not apply to the corporation, or to an acquisition of a controlling interest specifically by types of existing or future stockholders, whether or not identified.

The provisions of NRS 78.378 to NRS 78.3793 do not restrict the directors of an “Issuing Corporation” from taking action to protect the interests of the corporation and its stockholders, including, but not limited to, adopting or signing plans, arrangements or instruments that deny rights, privileges, power or authority to a holders of a specified number of shares or percentage of share ownership or voting power.

An “Issuing Corporation” is a corporation organized in the state of Nevada and which has 200 or more stockholders of record, with at least 100 of whom have addresses in the state of Nevada appearing on the stock ledger of the corporation and does business in the state of Nevada directly. As we currently have less than 200 stockholders the statute does not currently apply to us.

If we do become an “Issuing Corporation” in the future, and the statute does apply to us, our sole director Mr. Augustson on his own will have the ability to adopt any of the above mentioned protection techniques whether or not he owns a majority of our outstanding common stock, provided he does so by the specified tenth day after any acquisition of a controlling interest.

Interest of Named Experts and Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest exceeding $50,000, directly or indirectly, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Joseph I. Emas, our independent legal counsel, has provided an opinion on the validity of our common stock.

The financial statements included in this prospectus have been audited by Manning Elliott, Chartered Accountants, of Vancouver, Canada to the extent and for the periods set forth in their report appearing elsewhere herein, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

The geological report for the GB 6 mineral claim was prepared by Erik A. Ostensoe, P. Geo., and the summary information of the geological report disclosed in this prospectus is in reliance upon the authority and capability of Mr. Ostensoe as a Professional Geoscientist.

Disclosure of Commission Position of Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to provisions of the State of Nevada, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable.

Organization Within Last Five Years

We were incorporated on May 18, 2004 under the laws of the state of Nevada. On the date of our incorporation, we appointed Perry Augustson as our Director. On May 18, 2004, Mr. Augustson was appointed President, Principal Financial Officer, Principal Accounting Officer and Secretary of our company. Mr. Augustson may be deemed to be our promoter. On July 5, 2004 we entered into an agreement with Decoors Mining Corp. to acquire a 100% interest in the GB 6 mineral claim located in the Atlin Mining Division, British Columbia, Canada, in consideration for $2,262. The claim is registered in the name of Mr. Augustson, who has executed a trust agreement whereby Mr. Augustson agrees to hold the claim in trust for us.

Description of Business

Business Development

We are a gold exploration company and were incorporated on May 18, 2004 and entered into an agreement dated July 5, 2004 with Decoors Mining Corp. to acquire a 100% interest in the GB 6 mineral claim located in the Atlin Mining Division, British Columbia, Canada, in consideration for CDN$3,000. Our President was introduced to prospector Peter Burjoski who normally resides in Atlin, British Columbia, during the Summer of 2004. After several meetings in Vancouver, British Columbia, Canada our President decided that we would purchase the 1236 acre mineral claim from Mr. Burjoski's company Decoors Mining Corp. based on representations made by Mr. Burjoski that the claim had the potential to host valuable minerals. Transfer of the claim from Decoors Mining Corp. to our President took place on July 5, 2004 at the Gold Commissioner's office in Vancouver, British Columbia, Canada following execution of a Property Agreement. Mr. Burjoski introduced us the our consulting geologist, Erik A. Ostensoe in the Fall of 2004. The claim is registered in the name of our President, who has executed a trust agreement with us, whereby he agrees to hold the claim in trust on our behalf. The total cost of the GB 6 mineral claims charged to operations by us on our financial statements is $2,262 and this figure represents the consideration paid to Decoors Mining Corp in US Dollars. To date we have not performed any exploration or work on the claim. We have not had any bankruptcy, receivership or similar proceeding and have had no material reclassification, merger, consolidation or purchase or sale of a significant amount of assets other than the acquisition of the GB 6 mineral claim.

Location and Means of Access to the GB 6 Mineral Claim

The GB 6 mineral claim is located south of Mount O'Keefe, 38 km southeast of Atlin, British Columbia, Canada. The claim occupies a rectangular block with dimensions 2 km by 2.5 km, approximately 5.5 km due south of Mount O'Keefe. Elevations vary between 900 meters and about 1200 meters. Map 1, below shows the location of our claim in relation to the province of British Columbia, Canada.

Atlin is a relatively isolated community of about 350 inhabitants that is located on the east shore of Atlin Lake in northwestern British Columbia, Canada. It is 98 km south of Jake's Corner, Yukon on the Alaska Highway and 182 km from Whitehorse, Yukon. A community airstrip enables air access by small planes into Atlin.

British Columbia

GB 6 Mineral Claim
Fort St. John
Dawson Creek
Terrace
Prince Rupert
Prince George
Quesnel
Williams Lake
Revelstoke
Enderby
Armstrong
Merritt
Kelowna
Kimberley
Cranbrook
Courtenay
Coquitlam
Greenwood
Castlegar
Port Alberni
Burnaby
Abbotsford
Grand Forks
Surrey
Duncan
Victoria
Colwood
SCALE 1 : 8,355,167
200
0
200
400
600
KILOMETERS
N

Map 1- GB 6 Mineral Claim Location

The GB 6 claim area is accessed readily by helicopter but can be approached by means of local miners' roads that are not maintained but are passable by wheeled vehicles in the summer months and by snowmobiles in the winter. The most practical means of access is by helicopters that are normally based at Atlin during the summer season.

GB 6 Mineral Claim Description

Our GB 6 mineral claim is unencumbered and in good standing and there are no third party conditions which affect the claim other than conditions defined by the Province of British Columbia described below. The claim is an area of 20 units as defined by the Province of British Columbia, which is equivalent to an area of 1236 acres. We have no insurance covering the claim. We believe that no insurance is necessary since the claim is unimproved and contain no buildings or improvements. The tenure number, name, owner number, work record to date, status, mining division, area, and tag numbers as typically recorded in British Columbia is as follows:

Tenure Number	Claim Name	Owner	Work Recorded To	Status	Mining Division	Area	Tag Number
411413	GB 6	146753 100%	2005.06.20	Good Standing 2005.06.20	ATLIN	20 units	216598

The GB 6 mineral claim located in the Atlin Mining Division, British Columbia, Canada. The mineral claim is newly staked and located at Mount O'Keefe, south of the O'Donnel River. The local area is know as both “Gold Bottom Creek” and “Mount O'Keefe”. Our consulting geologist has written a report and provided us with recommendations of how we should explore our claim.

There is no assurance that a commercially viable gold deposit exists on the claim. Exploration will be required before an evaluation as to the economic feasibility of the claim is determined. It is our intention to incorporate a British Columbia subsidiary company and record the deed of ownership in the name of our subsidiary if gold is discovered on the claim and it appears that it would be economically viable to commercially mine the claim. Until we can validate otherwise, the property is without known reserves and we are planning a three phase exploration program as recommended by our consulting geologist. We have not commenced any exploration or work on the claim.

Conditions to Retain Title to GB 6 Mineral Claim

In order to retain title to the GB 6 mineral claim, in the Province of British Columbia the recorded holder of a mineral claim shall perform, or have performed, exploration and development work on the claim to a value of CDN$100 a year per unit plus a CDN$10 recording fee per unit. A statement of work must be submitted on or before the anniversary date of the claim. The anniversary date for our mineral claim is June 20, 2005. Our mineral claim is a 20 unit area, and thus requires us to spend a minimum of CDN$2,200 on valid exploration work and recording fees to keep the claim in good standing with the Province of British Columbia. Alternately, we can make an annual payment in lieu of work to the Province of British Columbia of CDN$100 per unit plus a CDN$10 recording fee per unit for the same CDN$2,200 in order to keep the claims in good standing with the Province of British Columbia. If we fail to make the required filings or payments, we could lose title to the claim and you could lose all or part of your investment in this offering.

History of Atlin and of the GB 6 Mineral Claim Area

The Atlin mining area gained prominence in 1898 when placer gold was discovered. A mining “rush” ensued and was most active in the period between 1898 and 1910, but has been continuous through to the present. We do not have any verifiable information regarding previous operators on the actual GB 6 mineral claim. The Province of British Columbia maintains a free service available on the Internet called “ARIS” that allows us to locate summary reports near our claim. These summary reports are in the public domain. There are four summary reports available that show previous operators in the Gold Bottom Creek or Mount O'Keefe area who have done exploration work. These previous operators are Totem Minerals in 1959, O'Keefe Mountain Minerals in 1968, Getty Canada Metals in 1985, and Pacific Trans-Ocean Resources Ltd. in 1987. The previous operators have carried out various geophysical, geological and geochemical work in the area. Part of our Phase One exploration activities will be to try to locate any historical reports that may be available to us from the Province of British Columbia in order to compile and correlate any available data.

ARIS reports can be searched on the Internet at http://www.em.gov.bc.ca/cf/aris/search/search.cfm. To search for the above mentioned summary reports enter the report number in “AR Number” field and then click the “Start Search” button. After the summary report is located in the ARIS database click the “ARIS/www Detailed Summary Report” button. The ARIS summary report numbers we have located to date are: 00321, 01231, 14090, and 16914. If you have difficulty obtaining these ARIS summary reports or do not have access to the Internet you may obtain copies from us upon written request.

Present Condition of the GB 6 Mineral Claim

We do not know the present condition of the GB 6 Mineral Claim because we have yet to go on site. However, according to our geological report we should expect to find a terrain mostly comprised of glaciated hills with moderately steep slopes and small streams that occupy broad channels established by glaciers and meltwater streams. There is no equipment, infrastructure or electricity on the claim.

Geology of the GB 6 Mineral Claim

The GB 6 mineral claim is the subject of a geological report prepared by Erik A. Ostensoe, P. Geo., dated November 30, 2004. Mr. Ostensoe has not been on the GB 6 claim, but he is familiar with the Atlin mining district and has reviewed various government publications, maps, and reports to determine the geology of the GB 6 claim. Our geological report indicates that bedrock outcrops are abundantly distributed throughout the claim and available geological information from the Province of British Columbia indicates that the area is underlain by ultramafic rocks(rocks that are rich in iron and magnesium content). There is a fault known as the Nahlin Fault that runs diagonally through our claim. Our consulting geologist indicates that the Nahlin ultramafic body has the potential to host economically important mineral deposits, including sulphide, mercury, gold and platinum group element deposits. However, we have yet to prove that any of these types of mineral deposits exist on our claim. Our mineral claim is without known reserves.

Competitive Conditions

The mineral exploration business is an extremely competitive industry. We are competing with many other exploration companies looking for minerals. We are one of the smallest exploration companies and a very small participant in the mineral exploration business. Being a junior mineral exploration company, we compete with other companies like ours for financing and joint venture partners. Additionally, we compete for resources such as professional geologists, camp staff, helicopters and mineral exploration supplies.

Raw Materials

The raw materials for our exploration program will be items including camp equipment, sample bags, first aid supplies, groceries, propane and a global satellite telephone. All of these types of materials are readily available in either the city of Vancouver or town of Atlin in British Columbia, Canada from a variety of suppliers.

Dependence on Major Customers

We have no customers.

Intellectual Property and Agreements

We have no intellectual property such as patents or trademarks. Additionally, we have no royalty agreements or labor contracts.

Government Approvals and Regulations

We will be required to comply with all regulations defined in the Mineral Tenure Act for the Province of British Columbia. The Act is well defined by the Province of British Columbia and is available on the Internet at:
http://www.qp.gov.bc.ca/statreg/stat/M/96292_01.htm

The effect of these existing regulations on our business is that we are able to carry out our exploration program as we have described in this prospectus. However, it is possible that a future government could change the regulations that could limit our ability to explore our claim, but we believe this is highly unlikely.

Research and Development Expenditures

We have not incurred any research or development expenditures since our inception on May 18, 2004.

Costs and Effects of Compliance with Environmental Laws

We currently have no costs to comply with environmental laws concerning our exploration program.

Employees

We do not have any employees other than Mr. Augustson. We intend to retain the services of independent geologists and consultants on a contract basis to conduct the exploration program on our GB 6 mineral claim.

Reports to Security Holders

We are not required to deliver an annual report to security holders. However, we intend to voluntarily send an annual report to security holders and this annual report will include audited financial statements.

This prospectus and exhibits will be contained in a Form SB-2 registration statement that will be filed with the Securities and Exchange Commission. We will become a reporting company after this prospectus has been declared effective by the Securities and Exchange Commission (“SEC”). As a reporting company we will file quarterly, annual, beneficial ownership and other reports with the SEC. However, unless we have the requisite number of shareholders we are only obliged to report to the SEC for one year.

You may read and copy any materials we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information from the Public Reference Room by calling the SEC at 1-800-SEC-0330. Since we are an electronic filer, the easiest way to access our reports is through the SEC's Internet website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of the SEC's website is http://www.sec.gov.

Management's Discussion and Analysis

Plan of Operation

Exploration Plan

Our plan of operations for the next twelve months is to complete the following objectives within the time periods specified, subject to our obtaining any additional funding necessary for the continued exploration of our GB 6 mineral property. We have enough cash to complete our Phase One and Phase Two exploration programs. We do not have enough funds to complete our Phase Three program which we would plan to start in the summer of 2006 if the results of our Phase One and Phase Two exploration programs are successful. The following is a brief summary of our three phased exploration program:

  We plan to compile and correlate historical reports for the area of Mount O'Keefe if we are able to obtain them from the Province of British Columbia. We anticipate there will be no cost for this activity since our President will conduct the compilation and correlation free of charge.

  As recommended by our consulting geologist, we plan to conduct the first phase of our three phase exploration program. This Phase One exploration program is expected to cost approximately CDN$25,000. We plan to commence the Phase One exploration program on June 1, 2005.

  Based on any preliminary results of the Phase One exploration program we may stake additional claims around the GB 6 claim. Our consulting geologist indicates that we should be prepared to stake as many as 100 additional claim units if they are available for staking, in which case a we would plan to spend CDN$4,000 for this staking activity.

  We will review the results of the Phase One exploration program in July of 2005. If we are able to identify favorable rock formations and structures with elevated metal values we will plan and conduct a Phase Two program. Our consulting geologist has indicated that we should budget approximately CDN$25,000 for our Phase Two program. If we proceed with a Phase Two program we would do so in August 2005.

  In the case that the Phase Two exploration program takes place, we will review its results in October 2005. If we are able to continue to confirm elevated metal values at specific hand drilled targets we would consider Phase Two a success and would plan for a Phase Three exploration program. The Phase Three exploration program have a substantial cost associated with it, due to the fact that there would be major expenditures for geophysical surveys followed by drilling. At this stage, we would seek to link with a major resource company in a joint venture relationship in recognition of financing requirements. If we go ahead with the Phase Three exploration plan it would commence in June 2006.

As at January 31, 2005, we had a cash balance of $64,207. We have enough cash on hand to complete our Phase One and Phase Two exploration programs. If the Phase One and Phase Two exploration programs are successful will have to raise additional funds starting in January 2006 so that Phase Three exploration could commence in June 2006.

During the next 12 months, we do not anticipate generating any revenue. We anticipate that any additional funding will come from equity financing from the sale of our common stock or sale of part of our interest in the GB 6 mineral claim. If we are successful in completing an equity financing, existing shareholders will experience dilution of their interest in our company. We do not have any financing arranged and we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock to fund our Phase Three exploration program. In the absence of such financing, our business will fail.

We may consider entering into a joint venture partnership by linking with a major resource company to provide the required funding to complete our Phase Three exploration program. We have not undertaken any efforts to locate a joint venture partner for Phase Three. If we enter into a joint venture arrangement, we will assign a percentage of our interest in the GB 6 claim to the joint venture partner.

Based on the nature of our business, we anticipate incurring operating losses in the foreseeable future. We base this expectation, in part, on the fact that very few mineral claims in the exploration stage ultimately develop into producing, profitable mines. Our future financial results are also uncertain due to a number of factors, some of which are outside our control. These factors include, but are not limited to:

  our ability to raise additional funding;

  the market price for gold;

  the results of our proposed exploration programs on the mineral property; and

  our ability to find joint venture partners for the development of our property interests

Due to our lack of operating history and present inability to generate revenues, our auditors have stated their opinion that there currently exists substantial doubt about our ability to continue as a going concern.

Transportation Purchase Plan

The transportation costs of each Phase One and Phase Two exploration program is comprised of transportation from Vancouver to the town of Atlin and helicopter service from Atlin to the GB 6 mineral claim. For each phase we expect to pay CDN $2,000 to mobilize and demobilize to the Atlin area and CDN $3,000 to allow for three helicopter round trips from Atlin to the GB 6 mineral claim. If we are able to hire geologist and assistant from the Atlin area we will be able to eliminate the Vancouver to Atlin transportation cost.

Equipment Purchase Plan

We will purchase camp equipment that can be used on both Phase One and Phase Two exploration programs. The cost for this camp equipment such as tents, stove, and other typical camping equipment will be CDN $1,000.

We will purchase prospecting equipment including sample containers, flagging, belt chain thread, first aid supplies, and general prospecting tools. The cost of this prospecting equipment will be CDN $500 for each Phase One and Phase Two exploration program.

Consumable Purchase Plan

We will purchase consumables including groceries and propane to provide for 2 men for 14 days for each phase of exploration. The cost of these consumables will be CDN $1,000 for each Phase One and Phase Two exploration program.

We will purchase global satellite telephone service and phone rental for the Phase One and Phase Two exploration programs. The cost of this service and rental will be CDN$300 for each Phase One and Phase Two exploration program.

Employee Hiring (Labor) Plan

We will not hire any employees. We will use two exploration consultants for to perform our Phase One and Phase Two exploration programs. The two exploration consultants will comprise of a senior prospector/geologist and an assistant. The cost of the senior prospector/geologist is CDN $350 per day and the cost of the assistant is CDN $250 per day. We are budgeting to pay the consultants for 20 days for each Phase One and Phase Two exploration program. We estimate that the cost of labor for each Phase One and Phase Two exploration program will be CDN $10,750. Our consulting geologist has recommended that we budget for 20 days even though we expect the exploration consultants to be on the GB 6 claim for 14 days. This is because we will be using unconventional transportation and there may be unexpected delays to get the exploration consultants onto the GB 6 claim and we are responsible for the paying the exploration consultants during any delay. Our consulting geologist recommends that the extra 6 days fall outside of our contingency amount as these delays are somewhat normal in the Atlin region.

Sample Analysis Plan

We plan to allow for the analysis for 20 rock samples and 50 geochemical soil samples. Each of these analysis costs CDN$25 per sample so the cost for sample analysis will be CDN $1,750 for each Phase One and Phase Two exploration program.

Technical Report Plan

We plan to have a technical report prepared to evaluate the results of each phase. The cost of each report will be CDN $1,000 for each Phase One and Phase Two exploration program.

Phase One and Phase Two Exploration Cost Review

The costs described which include transportation, equipment, consumables, labor, sample analysis and the technical report make up the entire cost of our Phase One and Phase Two exploration programs. All the costs described above are estimated so we will provide a contingency allowance for unanticipated and wrongly estimated costs. As described in our “Employee Hiring (Labor) Plan” above, our labor estimate has an additional contingency component to account for delays in transporting our exploration consultants onto our GB 6 claim. The tables below summarize the cost estimate for both the Phase One and Phase Two exploration programs. We will reuse our some of our equipment which will allow us to reduce our equipment expenditures during Phase Two.

Phase One Exploration Items	Cost Estimate CDN $
Transportation	5,000
Equipment	1,500
Consumables	1,300
Labor	10,750
Sample Analysis	1,750
Technical Report	1,000
Contingency at 15%	3,195
Total	24,495

Phase Two Exploration Items	Cost Estimate CDN $
Transportation	5,000
Equipment	500
Consumables	1,300
Labor	10,750
Sample Analysis	1,750
Technical Report	1,000
Contingency at 15%	3,045
Total	23,345

Accounting and Audit Plan

We intend to continue to have our outside consultant assist in the preparation of our quarterly and annual financial statements and have these financial statements reviewed or audited by our independent auditor. Our outside consultant charges us $1,000 to prepare our quarterly financial statements and $1,500 to prepare our annual financial statements. Our independent auditor charges us $1,000 to review our quarterly financial statements and approximately $3,500 to audit our annual financial statements. In the next twelve months, we anticipate spending approximately $11,000 to pay for our accounting and audit requirements.

SEC Filing Plan

We intend to become a reporting company in 2005 after our SB-2 is declared effective. This means that we will file documents with the US Securities and Exchange Commission on a quarterly basis. We expect to incur filing costs of approximately $1,000 per quarter to support our quarterly and annual filings. In the next twelve months, we anticipate spending approximately $6,000 for legal costs to pay for three quarterly filings, one annual filing, a 424B4 final prospectus filing, and a Form 8-A filing in order to complete registration our common stock.

Results of Operations

We have had no operating revenues since our inception on May 18, 2004 through to January 31, 2005. Our activities have been financed from the proceeds of share subscriptions. From our inception, on May 18, 2004 to January 31, 2005 we have raised a total of $73,000 from private offerings of our common stock.

We restated our financial statement as of and for the periods ending October 31, 2004 and January 31, 2005. The restatement reflects the change in accounting due to our functional currency being changed from the US dollar to the Canadian dollar.

For the period from inception on May 18, 2004 to January 31, 2005, we incurred total expenses of $20,327 . These expenses included $2,899 in mineral property costs represented by the cost charged to operations for the acquisition of the GB 6 mineral claim and the preparation of a geological report about our claim. We incurred $10,150 in professional fees. We also expensed a total of $4,250 for donated services and $2,125 for donated rent both provided by our President. We had general and administrative expenses of $903. Additionally, we had other comprehensive income due to a foreign currency translation adjustment of $2,270. Our comprehensive loss for the period was $18,057.

For the three months ended January 31, 2005, we incurred total expenses of $8,481 . These expenses included $637 in mineral property costs relating to the preparation of a geological report about our claim. We incurred $5,250 in professional fees during the period. We also expensed a total of $1,500 for donated services and $750 in donated rent both provided by our President. We had general and administrative expenses of $344. Additionally, we had an other comprehensive loss due to a foreign currency translation adjustment of $730. Our comprehensive loss for the period was $9,211.

For the period from inception, May 18, 2004 to October 31, 2004, we incurred total expenses of $11,846 . These expenses included $2,262 in mineral property costs represented by the cost charged to operations for the acquisition of the GB 6 mineral claim. We incurred $4,900 in professional fees during the period. We also expensed a total of $2,750 for donated services and $1,375 for donated rent both provided by our President. We had general and administrative expenses of $559. Additionally, we had other comprehensive income due to a foreign currency translation adjustment of $3,000. Our comprehensive loss for the period was $8,846.

Liquidity and Capital resources

At January 31, 2005, we had a cash balance of $64,207.

We hold a significant portion of our cash reserves in Canadian dollars. Due to foreign exchange rate fluctuations, the value of these Canadian dollar reserves can result in both translation gains or losses in US dollar terms. If there was to be a significant decline in the Canadian dollar versus the US Dollar our US dollar cash position would also significantly decline. We have not entered into derivative instruments to offset the impact of foreign exchange fluctuations. Such foreign exchange declines could cause us to experience losses.

There are no assurances that we will be able to achieve further sales of our common stock or any other form of additional financing. If we are unable to achieve the financing necessary to continue our plan of operations, then we will not be able to continue our exploration of the GB 6 mineral claim and our business will fail.

Off-balance sheet arrangements

We have no off-balance sheet arrangements including arrangements that would effect our liquidity, capital resources, market risk support and credit risk support or other benefits.

Forward-looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements. Our actual results may differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in this Risk Factors section and elsewhere in this prospectus.

Description of Property

Our executive offices are located at 7363 146 A Street, Surrey, British Columbia, Canada, V3S 8Y8. Our President, Perry Augustson, currently provides this space to us free of charge. This space may not be available to us free of charge in the future.

We also have a mineral claim located in the Atlin Mining Division, British Columbia, Canada as described in the section “Description of Business”.

Certain Relationships and Related Transactions

On June 14, 2004 our sole Director and Officer, Perry Augustson acquired 3,000,000 shares of our common stock at a price of $0.001 for proceeds of $3,000.

In return for Mr. Augustson holding the GB 6 mineral claim in trust for us, we have agreed to make payments on behalf of Mr. Augustson to keep the claim on good standing with the Province of British Columbia. We anticipate the amount of the payments to be made on behalf of Mr. Augustson to be CDN $2,200 annually.

Mr. Augustson donates services and rent to us that are recognized on our financial statements. From inception on May 18, 2004 to January 31, 2005, we recognized a total of $4,250 for donated services at $500 per month and $2,125 for donated rent at $250 per month. Mr. Augustson also contributed organizational and legal costs of $650 on our behalf.

Except as noted above, none of the following parties has, since our inception on March 1, 2004, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

  Any of our directors or officers;

  Any person proposed as a nominee for election as a director;

  Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock;

  Any of our promoters;

  Any relative or spouse of any of the foregoing persons who has the same house as such person.

The promoter of our company is Perry Augustson. Except for the transactions with Mr. Augustson noted above, there is nothing of value to be received by each promoter, either directly or indirectly, from us. Additionally, except for the transactions noted above, there have been no assets acquired or are any assets to be acquired from each promoter, either directly or indirectly, from us.

Market for Common Equity and Related Stockholder Matters

No Public Market for our Common Stock

There is presently no public market for our common stock. We anticipate seeking sponsorship for the trading of our common stock on the OTC Bulletin Board upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares will be traded on the OTC Bulletin Board or, if traded, that a public market will materialize.

Holders of Our Common Stock

As of the date of this registration statement, we had 35 registered shareholders.

Rule 144 Shares

In addition to the shares covered by this prospectus, a total of 3,000,000 shares of our common stock are available for resale to the public after June 14, 2005 in accordance with the volume and trading limitations of Rule 144 of the Act. In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

  1% of the number of shares of the company’s common stock then outstanding which, in our case, will equal approximately 54,000 shares as of the date of this prospectus; or

  the average weekly trading volume of the company’s common stock during the four calendar weeks preceding the filing of a notice on form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Under Rule 144(k), a person who is not one of the company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

As of the date of this prospectus, persons who are our affiliates hold 3,000,000 of the shares that will be eligible for Rule 144 sales. These persons would, however, be subject to the volume limitations discussed above and would not become eligible to use Rule 144(k) until at least three months after resigning as an officer and director, and then only if they retained less than 10% of the aggregate amount of common shares then outstanding.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other person.

Dividends

There are no restrictions in our articles of incorporation or bylaws that restrict us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

  we would not be able to pay our debts as they become due in the usual course of business; or

  our total assets would be less than the sum of our total liabilities, plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends. We do not plan to declare any dividends in the foreseeable future.

Executive Compensation

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our Officer for all services rendered in all capacities to us for the fiscal periods indicated.

Name and Principal Position	Year	Annual Compensation			Long Term Compensation			All Other Compensation ($)
		Salary ($)	Bonus ($)	Other Annual Compensation ($)	Awards		Payouts
					Restricted Stock Awards ($)	Securities Underlying Options/SARS (#)	LTIP Payouts ($)
Perry Augustson, President[1]	2004[2]	Nil	Nil	Nil	Nil	Nil	Nil	Nil
Perry Augustson, President	2005[3]	Nil	Nil	Nil	Nil	Nil	Nil	Nil

[1] Appointed President on May 18, 2004
[2] For the period from inception on May 18, 2004 to October 31, 2004
[3] For the period from November 1, 2004 to January 31, 2005

None of our directors have received monetary compensation since our inception to the date of this prospectus. We currently do not pay any compensation to our directors serving on our board of directors.

Stock Option Grants

We have not granted any stock options to the executive officers since our inception on May 18, 2004.

Employment Agreements

Currently, we do not have an employment agreement or consulting agreement with Mr. Augustson and we do not pay any salary to him. There is an understanding between our company and Mr. Augustson that he will work for us at no cost. He will not be compensated for past, current, or future work.

Financial Statements

Triton Resources Inc.
(An Exploration Stage Company)

January 31, 2005

Independent Auditor’s Report

To the Board of Directors and Stockholders of
Triton Resources Inc. (An Exploration Stage Company)

We have audited the accompanying balance sheet of Triton Resources Inc. (An Exploration Stage Company) as of October 31, 2004 and the related statement of operations, cash flows and stockholders’ equity for the period from May 18, 2004 (Date of Inception) to October 31, 2004. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Triton Resources Inc. (An Exploration Stage Company) as of October 31, 2004, and the results of its operations, cash flows and stockholders’ equity for the period from May 18, 2004 (Date of Inception) to October 31, 2004, in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has losses from operations since inception. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also discussed in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ “Manning Elliott”

CHARTERED ACCOUNTANTS
Vancouver, Canada
December 1, 2004, except as to
Note 6 which is as of April 8, 2005

Triton Resources Inc.
(An Exploration Stage Company)
Balance Sheets
(Expressed in US dollars)

January 31, 2005 $ (unaudited) (Restated - Note 6)

October 31, 2004 $ (audited) (Restated - Note 6)

ASSETS
Current Assets
Cash	64,207	73,261
Prepaid expenses	11	−
Total Assets	64,218	73,261

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accrued liabilities	2,250	4,250
Due to related parties (Note 3 (b))	−	82
Total Liabilities	2,250	4,332
Contingencies and Commitments (Notes 1 and 4)

Stockholders’ Equity
Common Stock, 75,000,000 shares authorized, $0.001 par value 5,400,000 shares issued and outstanding	5,400	5,400
Additional Paid in Capital	67,600	67,600
Donated Capital (Note 3 (a))	7,025	4,775
Accumulated Other Comprehensive Income	2,270	3,000
Deficit Accumulated During the Exploration Stage	(20,327)	(11,846)
Total Stockholders’ Equity	61,968	68,929
Total Liabilities and Stockholders’ Equity	64,218	73,261

(The accompanying notes are an integral part of the financial statements)

Triton Resources Inc.
(An Exploration Stage Company)
Statements of Operations
(Expressed in US dollars)

	From May 18, 2004 (Date of Inception) to January 31, 2005 $ (unaudited) (Restated - Note 6)	For the Three Months Ended January 31, 2005 $ (unaudited) (Restated - Note 6)	From May 18, 2004 (Date of Inception) to October 31, 2004 $ (audited) (Restated - Note 6)
Revenue	−	−	−

Expenses

Donated services (Note 3 (a))	4,250	1,500	2,750
General and administrative	903	344	559
Mineral property costs (Note 4)	2,899	637	2,262
Professional fees	10,150	5,250	4,900
Donated rent (Note 3 (a))	2,125	750	1,375
Total Expenses	20,327	8,481	11,846
Net Loss For the Period	(20,327)	(8,481)	(11,846)

Other Comprehensive Income (Loss)
Foreign currency translation adjustment	2,270	(730)	3,000
Comprehensive Loss	(18,057)	(9,211)	(8,846)

Net Loss Per Share – Basic and Diluted		−	−

Weighted Average Shares Outstanding		5,400,000	3,790,000

(The accompanying notes are an integral part of the financial statements)

Triton Resources Inc.
(An Exploration Stage Company)
Statements of Cash Flows
(Expressed in US dollars)

	From May 18, 2004 (Date of Inception) to January 31, 2005 $ (unaudited)	For the Three Months Ended January 31, 2005 $ (unaudited)
From May 18, 2004 (Date of Inception) to October 31, 2004 $ (audited)

Cash Flows Used in Operating Activities
Net loss for the period	(20,327)	(8,481)	(11,846)
Adjustments to reconcile net loss to cash
Donated services and expenses	7,025	2,250	4,775
Change in operating assets and liabilities
(Increase) in prepaid expenses	(11)	(11)	−
Increase (decrease) in accrued liabilities	2,250	(2,000)	4,250
Net Cash Used in Operating Activities	(11,063)	(8,242)	(2,821)
Cash Flows From Financing Activities
Advances from (repayments to) related party	−	(82)	82
Proceeds from issuance of common stock	73,000	−	73,000
Net Cash Flows (Used in) Provided by Financing Activities	73,000	(82)	73,082
Effect of exchange rate changes on cash	2,270	(730)	3,000
Increase (decrease) in Cash	64,207	(9,054)	73,261
Cash - Beginning of Period	−	73,261	−
Cash - End of Period	64,207	64,207	73,261

Supplemental Disclosures
Interest paid	−	−	−
Income taxes paid	−	−	−

(The accompanying notes are an integral part of the financial statements)

Triton Resources Inc.
(An Exploration Stage Company)
Statement of Stockholders’ Equity
For the Period from May 18, 2004 (Date of Inception) to January 31, 2005
(Expressed in US dollars)

Shares #

Amount $

Additional Paid-in Capital $

Donated Capital $
					Accumulated Other Comprehensive Income $
Deficit Accumulated During the Exploration Stage $

Total $

Balance – May 18, 2004 (Date of Inception)	−

−
			−	−	−	−	−

Issuance of common shares for cash
at $.001/share	3,000,000	3,000	−	−	−	−	3,000
at $.01/share	1,250,000	1,250	11,250	−	−	−	12,500
at $.05/share	1,150,000	1,150	56,350	−	−	−	57,500

Foreign currency translation adjustment	−

−
			−	−	3,000	−	3,000

Donated services and expenses	−

−
			−	4,775	−	−	4,775

Net loss for the period	−

−
			−	−	−	(11,846)	(11,846)

Balance – October 31, 2004 (audited)	5,400,000	5,400	67,600	4,775	3,000	(11,846)	68,929

Donated services and expenses	−

−
			−	2,250	−	−	4,775

Foreign currency translation adjustment	−

−
			−	−	(730)	−	(730)

Net loss for the period	−

−
			−	−	−	(8,481)	(8,481)

Balance – January 31, 2005 (unaudited)	5,400,000	5,400	67,600	7,025	2,270	(20,327)	61,968

(The accompanying notes are an integral part of the financial statements)

  Exploration Stage Company

The Company was incorporated in the State of Nevada on May 18, 2004. The Company is an Exploration Stage Company, as defined by Statement of Financial Accounting Standard (“SFAS”) No.7 “Accounting and Reporting for Development Stage Enterprises”. The Company’s principal business is the acquisition and exploration of mineral resources. The Company has not presently determined whether its properties contain mineral reserves that are economically recoverable.

These financial statements have been prepared on a going concern basis, which implies the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The Company has never generated revenues since inception and has never paid any dividends and is unlikely to pay dividends or generate earnings in the immediate or foreseeable future. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, the ability of the Company to obtain necessary equity financing to continue operations, confirmation of the Company’s interests in the underlying properties, and the attainment of profitable operations. As at January 31, 2005, the Company has accumulated losses of $20,327 since inception. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

The Company is planning to file an amended SB-2 Registration Statement with the United States Securities and Exchange Commission to register 2,400,000 shares of common stock for resale by existing shareholders of the Company at $0.05 per share until the shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices. The Company will not receive any proceeds from the resale of shares of common stock by the selling stockholders.

  Summary of Significant Accounting Policies

  Basis of Presentation

These financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States, and are expressed in US dollars. The Company’s fiscal year-end is October 31.

  Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Basic and Diluted Net Income (Loss) Per Share

The Company computes net income (loss) per share in accordance with SFAS No. 128, "Earnings per Share". SFAS No. 128 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing Diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti dilutive.

  Comprehensive Income

SFAS No. 130, “Reporting Comprehensive Income,” establishes standards for the reporting and display of comprehensive income and its components in the financial statements.

  Cash and Cash Equivalents

The Company considers all highly liquid instruments with maturity of three months or less at the time of issuance to be cash equivalents.

  Summary of Significant Accounting Policies (continued)

  Mineral Property Costs

The Company has been in the exploration stage since its formation on May 18, 2004 and has not yet realized any revenues from its planned operations. It is primarily engaged in the acquisition and exploration of mining properties. Mineral property acquisition and exploration costs are expensed as incurred. When it has been determined that a mineral property can be economically developed as a result of establishing proven and probable reserves, the costs incurred to develop such property are capitalized. Such costs will be amortized using the units-of-production method over the estimated life of the probable reserve. If mineral properties are subsequently abandoned or impaired, any capitalized costs will be charged to operations.

  Financial Instruments

Financial instruments, which include cash and accrued liabilities, were estimated to approximate their carrying values due to the immediate or short-term maturity of these financial instruments. The Company’s operations are in Canada, which results in exposure to market risks from changes in foreign currency rates. The financial risk is the risk to the Company’s operations that arise from fluctuations in foreign exchange rates and the degree of volatility of these rates. Currently, the Company does not use derivative instruments to reduce its exposure to foreign currency risk.

  Income Taxes

Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. The Company has adopted SFAS No. 109 “Accounting for Income Taxes” as of its inception. Pursuant to SFAS No. 109 the Company is required to compute tax asset benefits for net operating losses carried forward. Potential benefit of net operating losses have not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

  Foreign Currency Translation

The Company’s functional currency is the Canadian dollar. The financial statements of the Company are translated to United States dollars under the current rate method in accordance with SFAS No. 52 “Foreign Currency Translation”. Revenues and expenses are translated at the average exchange rate for the period. The cumulative translation adjustment is reported as a component of accumulated other comprehensive income. At January 31, 2005, the period end exchange rate was 0.81 and the average for the three-month period ended January 31, 2005 was 0.83. At October 31, 2004, the period end exchange rate was 0.82 and the average for the period from inception on May 18, 2004 to October 31, 2004 was 0.76.

  Recent Accounting Pronouncements

In December 2004, FASB issued SFAS No. 153, “Exchanges of Nonmonetary Assets - An Amendment of APB Opinion No. 29”. The guidance in APB Opinion No. 29, “Accounting for Nonmonetary Transactions”, is based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged. The guidance in that Opinion, however, included certain exceptions to that principle. SFAS No. 153 amends Opinion No. 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. The provisions of SFAS No. 153 are effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. Early application is permitted and companies must apply the standard prospectively. The adoption of this standard is not expected to have a material effect on the Company’s results of operations or financial position.

  Summary of Significant Accounting Policies (continued)

  Recent Accounting Pronouncements (continued)

In December 2004, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standard (SFAS) No. 123R, “Share Based Payment”. SFAS 123R is a revision of SFAS No. 123 “Accounting for Stock-Based Compensation”, and supersedes APB Opinion No. 25, “Accounting for Stock Issued to Employees” and its related implementation guidance. SFAS 123R establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity’s equity instruments or that may be settled by the issuance of those equity instruments. SFAS 123R focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. SFAS 123R does not change the accounting guidance for share-based payment transactions with parties other than employees provided in SFAS 123 as originally issued and Emerging Issues Task Force Issue No. 96-18, “Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services”. SFAS 123R does not address the accounting for employee share ownership plans, which are subject to AICPA Statement of Position 93-6, “Employers’ Accounting for Employee Stock Ownership Plans”. SFAS 123R requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). That cost will be recognized over the period during which an employee is required to provide service in exchange for the award – the requisite service period (usually the vesting period). SFAS 123R requires that the compensation cost relating to share-based payment transactions be recognized in financial statements. That cost will be measured based on the fair value of the equity or liability instruments issued. The scope of SFAS 123R includes a wide range of share-based compensation arrangements including share options, restricted share plans, performance-based awards, share appreciation rights, and employee share purchase plans. Public entities that file as small business issuers will be required to apply SFAS 123R in the first interim or annual reporting period that begins after December 15, 2005. The adoption of this standard is not expected to have a material effect on the Company’s results of operations or financial position.

  Interim Financial Statements

These interim unaudited financial statements have been prepared on the same basis as the annual financial statements and in the opinion of management, reflect all adjustments, which include only normal recurring adjustments, necessary to present fairly the Company's financial position, results of operations and cash flows for the periods shown. The results of operations for such periods are not necessarily indicative of the results expected for a full year or for any future period.

  Related Party Balances/Transactions

  During the three month period ended January 31, 2005 the Company recognized a total of $1,500 (October 31, 2004 - $2,750) for donated services at $500 per month and $750 (October 31, 2004 -$1,375) for donated rent at $250 per month provided by the President of the Company. During the period ended October 31, 2004 the President of the Company also contributed organizational and legal costs of $650 on behalf of the Company.

  During the period ended October 31, 2004, the President of the Company provided a cash advance of $82 for working capital purposes. The advance was unsecured, non-interest bearing and had no specific terms of repayment. During the three month period ended January 31, 2005, the Company repaid the $82 owing to the President of the Company.

  During the period ended October 31, 2004, the Company entered into a trust agreement with the President of the Company. Refer to Note 4.

  Mineral Properties

The Company entered into an Agreement dated July 5, 2004 to acquire a 100% interest in the Gold Bottom Mining Claim located in the Atlin Mining Division, British Columbia, Canada, in consideration for $2,262. The claims are registered in the name of the President of the Company, who has executed a trust agreement whereby the President agreed to hold the claims in trust on behalf of the Company. In the Province of British Columbia, the recorded holder of a mineral claim is required to perform a minimum amount of exploration work on a claim of CND$100 per unit plus a CND$10 recording fee annually. The mineral claim is twenty units and the Company has agreed to make payments on behalf of the President which are anticipated to be CND$2,200 annually.

  Common Shares

  During June 2004, the Company issued 3,000,000 shares of common stock at a price of $0.001 per share for cash proceeds of $3,000, and 1,000,000 shares of common stock at a price of $0.01 per share for cash proceeds of $10,000.

  During July 2004, the Company issued 250,000 shares of common stock at a price of $0.01 per share for cash proceeds of $2,500, and 150,000 shares of common stock at a price of $0.05 per share for cash proceeds of $7,500.

  During August 2004, the Company issued 175,000 shares of common stock at a price of $0.05 per share for cash proceeds of $8,750.

  During September 2004, the Company issued 350,000 shares of common stock at a price of $0.05 per share for cash proceeds of $17,500.

  During October 2004, the Company issued 475,000 shares of common stock at a price of $0.05 per share for cash proceeds of $23,750.

  Restatement

The Company has restated its financial statements as of and for the periods ending October 31, 2004 and January 31, 2005. The restatement reflects the change in the accounting for the functional currency of the Company from the US dollar to the Canadian dollar.

The effect of the restatement is as follows:

Balance Sheets:

	October 31, 2004	Adjustment	October 31, 2004
	(As Originally Reported) (audited)		(Restated) (audited)
Accumulated Other Comprehensive Income	$ −	$ 3,000	$ 3,000

	January 31, 2005	Adjustment	January 31, 2005
	(As Originally Reported) (audited)		(Restated) (audited)
Accumulated Other Comprehensive Income	$ −	$ 2,270	$ 2,270

Statements of Operations:

	From May 18, 2004 (Date of Inception) to October 31, 2004	Adjustment	From May 18, 2004 (Date of Inception) to October 31, 2004
	(As Originally Reported) (audited)		(Restated) (audited)
Net Loss for the Period	$(8,846)	$(3,000)	$(11,846)

	For the Three Months Ended January 31, 2005	Adjustment	For the Three Months Ended January 31, 2005
	(As Originally Reported) (unaudited)		(Restated) (unaudited)
Net Loss for the Period	$(9,211)	$ 730	$(8,481)

(The accompanying notes are an integral part of the financial statements)

  Restatement (continued)

	From May 18, 2004 (Date of Inception) to January 31, 2005	Adjustment	From May 18, 2004 (Date of Inception) to January 31, 2005
	(As Originally Reported) (unaudited)		(Restated) (unaudited)

Net Loss for the Period	$(18,057)	$(2,270)	$(20,327)

There was no change to the net loss per share.

  Income Tax

Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. The Company has net operating losses carried forward of $7,071 which commence expiring in 2024. Pursuant to SFAS No. 109 the Company is required to compute tax asset benefits for net operating losses carried forward. Potential benefit of net operating losses have not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

The components of the net deferred tax asset at October 31, 2004, and the statutory tax rate, the effective tax rate and the elected amount of the valuation allowance are indicated below:

2004 $
Net Operating Loss	7,071
Statutory Tax Rate	34%
Effective Tax Rate	–
Deferred Tax Asset	2,404
Valuation Allowance	(2,404)
Net Deferred Tax Asset	–

(The accompanying notes are an integral part of the financial statements)

Changes In and Disagreements With Accountants on Accounting and Financial Disclosure

Since inception on May 18, 2004, there were no disagreements with our accountants on any matter of accounting principle or practices, financial statement disclosure or auditing scope or procedure. In addition, there were no reportable events as described in Item 304(a)(1)(iv)(B)1 through 3 of Regulation S-B that occurred within our two most recent fiscal years and the subsequent interim periods.

Available Information

We have filed a registration statement on Form SB-2 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement and does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company and are not necessarily complete. We refer you to our registration statement and each exhibit attached to it for a more complete description of matters involving the company. You may inspect the registration statement and exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principle office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a website at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. Our registration statement and the referenced exhibits can also be found on this site.

We are not currently subject to the Securities Exchange Act of 1934 and currently are not required to, and do not, deliver annual, quarterly or special reports to shareholders. We will not deliver such reports to our shareholders until after, and if, this offering is declared effective by the SEC. Once such effectiveness is granted, if ever, we will deliver annual reports to securities holders containing audited financial statements as well as complying with other SEC and state filing requirements.

Dealer Prospectus Delivery Obligation

Until 180 days from the effective date of this prospectus, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Part II - Information Not Required In Prospectus

Indemnification of Directors and Officers

As permitted by Nevada law, our Articles of Incorporation provide that we will indemnify our directors and officers against expenses and liabilities they incur to defend, settle or satisfy any civil or criminal action brought against them on account of their being or having been directors or officers of us, unless, in any such action, they are adjudged to have acted with gross negligence or willful misconduct.

Exclusion of Liabilities

Pursuant to the laws of the State of Nevada, our Articles of Incorporation exclude personal liability for its directors for monetary damages based upon any violation of their fiduciary duties as directors, except as to liability for any breach of the duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, acts in violation of Section 7-106-401 of the Nevada Business Corporation Act, or any transaction from which a director receives an improper personal benefit. This exclusion of liability does not limit any right, which a director may have to be indemnified, and does not affect any director's liability under federal or applicable state securities laws.

Disclosure of Commission position on Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to provisions of the State of Nevada, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable.

Other Expenses of Issuance and Distribution

The estimated costs of this offering are as follows:

SEC Registration Fee	$20
Legal Fees and Expenses	$6,000
Accounting Fees and Expenses	$1,000
Auditor Fees and Expenses	$3,500
Electronic Filing Fees	$2,000
Printing Costs	$500
Courier Costs	$400
Transfer Agent Fees	$1,000
Total	$14,420

All amounts are estimates other than the SEC Registration Fee. We are paying all expenses listed above. None of the above expenses of issuance and distribution will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Recent Sales of Unregistered Securities

We completed an offering of 3,000,000 shares of our common stock at a price of $0.001 per share to our Sole Director and Officer on June 14, 2004. The total proceeds from this offering was $3,000. We completed the offering pursuant to Section 4(2)and Regulation S of the Securities Act. Our Sole Director and President purchased the common shares pursuant to Rule 903(a) and (b)(3) of Regulation S and represented to us that he resides outside of and is not a citizen of the United States. We did not engage in a distribution of this offering in the United States. Our Sole Director and President represented his intention to acquire the securities for investment only and not with a view towards distribution. Appropriate legends have been affixed to the stock certificate issued to the purchaser in accordance with Regulation S. Each investor was given adequate access to sufficient information about us to make and informed investment decision. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. No registration rights were granted to any of the purchasers.

We completed an offering of 1,250,000 shares of our common stock at a price of $0.01 per share to five purchasers on July 4, 2004. The total proceeds from this offering was $12,500. We completed the offering pursuant to Section 4(2)and Regulation S of the Securities Act. All of the persons purchasing common shares pursuant to Rule 903(a) and (b)(3) of Regulation S represented to us that they resided outside of and were not citizens of the United States. We did not engage in a distribution of this offering in the United States. Each purchaser represented their intention to acquire the securities for investment only and not with a view towards distribution. Appropriate legends have been affixed to the stock certificate issued to each purchaser in accordance with Regulation S. Each investor was given adequate access to sufficient information about us to make and informed investment decision. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. No registration rights were granted to any of the purchasers.

We completed an offering of 1,150,000 shares of our common stock at a price of $0.05 per share to twenty nine purchasers on October 25, 2004. The total proceeds from this offering was $57,500. We completed the offering pursuant to Section 4(2) and Regulation S of the Securities Act. All of the persons purchasing common shares pursuant to Rule 903(a) and (b)(3) of Regulation S represented to us that they resided outside of and were not citizens of the United States. We did not engage in a distribution of this offering in the United States. Each purchaser represented their intention to acquire the securities for investment only and not with a view towards distribution. Appropriate legends have been affixed to the stock certificate issued to each purchaser in accordance with Regulation S. Each investor was given adequate access to sufficient information about us to make and informed investment decision. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. No registration rights were granted to any of the purchasers.

Potential shareholders were identified by our President from his personal list of close friends and close business associates. Our President contacted the potential shareholders by mailing them a cover letter and a private placement subscription agreement. Our President responded to each interested shareholder in the same manner that the interested shareholder initiated the communication with him. The securities were sold solely by our President to his close friends and close business associates under and exemption provided under British Columbia securities law.

Exhibits

Exhibit Number	Description
3.1	Articles of Incorporation*
3.2	By-Laws*
5.1	Opinion and Consent of Lawyer Joseph I. Emas
10.1	Property Agreement*
10.2	Trust Agreement*
23.1	Consent of Independent Auditor
23.2	Consent of Geologist

* Incorporated by reference from filing of January 14, 2005.

Undertakings

The undersigned registrant hereby undertakes:

  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

  Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

  Reflect in our prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Not withstanding the foregoing, any increase or decrease if the securities offered (if the total dollar value of securities offered would not exceed that which was registered) any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) 230.424(b) of this chapter if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

  Include any additional or changed material information on the plan of distribution.

  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

  Insofar as indemnification for liabilities arising under that Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

  In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers or controlling persons in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against the public policy as expressed in the Securities Act, and a will be governed by the final adjudication of such issue. In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Vancouver, Province of British Columbia on April 15 , 2005.

Triton Resources, Inc.

By:

/s/ P. Augustson

Perry Augustson
President, Principal Financial Officer, Principal Accounting Officer and Director